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Exhibit 5(c)

VARIABLE ANNUITY APPLICATION CONTRACT #	PROTECTIVE LIFE INSURANCE COMPANY Home Office: Nashville, Tennessee

IMPORTANT NOTICES

THIS IS A VARIABLE ANNUITY APPLICATION—CONTRACT BENEFITS ARE VARIABLE. THEY MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

RESIDENTS OF AZ:    We will provide you reasonable factual information about benefits and provisions of the contract within a reasonable time after we receive your written request. You may return the contract to us or the agent through whom it was purchased any time within 10 days of your receipt of the contract, or within 30 days if the contract is issued in replacement of an existing contract, or if you are 65 years of age or older on the date of application. We will promptly return the Contract Value. This may be more or less than the Purchase Payment(s).

RESIDENTS OF AR, DC, KY, LA, ME, NM, OH, PA and TN:    Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

RESIDENTS OF CALIFORNIA—AGE 65 AND OVER:    There may be tax consequences, early withdrawal penalties, or other penalties if you sell or liquidate any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of an annuity product. You may wish to consult with an independent legal or financial advisor before selling or liquidating any assets and before buying an annuity product.

RESIDENTS OF CO:    It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory agencies.

RESIDENTS OF FL:    ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE AN INSURER, FILES A STATEMENT OF CLAIM OR APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY IN THE THIRD DEGREE.

RESIDENTS OF MD:    Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

RESIDENTS OF NJ:    Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

RESIDENTS OF OK: WARNING—Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

RESIDENTS OF OR:    Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime, and may be subject to criminal and civil penalties.

RESIDENTS OF WA:    It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

APPLICATION INSTRUCTIONS

Mailing Address for Applications:	Overnight Annuity New Business 2801 Hwy 280 South Birmingham, AL 35223	U. S. Postal Mail Annuity New Business P. O. Box 10648 Birmingham, AL 35202-0648

Percentages:    Always use whole (not fractional) percentages. Percentage totals must equal 100%. (i.e. "Primary" and "Contingent" Beneficiaries; "Purchase Payment" and "DCA Allocation" instructions; etc.)

Partial Automatic Withdrawals:    All surrenders from the Contract, including Partial Automatic Withdrawals must include your instructions regarding Federal Tax Withholding. Complete "Federal Tax Withholding on Non-Periodic Annuity Payments" form # LAD-1133. If not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

APPLICATION COVER PAGE

Select Product:	Rewards II	Rewards Elite	Access XL

Owner 1
Name:			Male	Female

Address:			Birthdate:

City:	State:	Zip:	Tax ID:

Email Address:			Phone:

Owner 2
Name:			Male	Female

Address:			Birthdate:

City:	State:	Zip:	Tax ID:

Email Address:			Phone:

Annuitant
Name:			Male	Female

Address:			Birthdate:

City:	State:	Zip:	Tax ID:

Email Address:			Phone:

Beneficiary
Name	Type		Relationship	Percentage
	P	C		%

	P	C		%

	P	C		%

	P	C		%

	P	C		%

Initial Purchase Payment: $
 (minimums: Rewards II—$2,000 qualified, $5,000 non-qualified; Rewards Elite & Access XL—$25,000)

Funding Source:	Cash	Non-Qualified 1035 Exchange		Non-Insurance Exchange
	Transfer	Direct Rollover		Indirect Rollover
Plan Type:	Non-Qual	IRA	Roth IRA	Other:

Complete if an IRA and includes new contributions:	$	(Amount)	(Tax Year)
	$	(Amount)	(Tax Year)

Replacement:
Do you currently have an annuity contract or life insurance policy?	Yes	No
Will this annuity change or replace an existing annuity contract or life insurance policy? (If yes, please provide the company name and contract or policy number below.)	Yes	No

Company 1	Contract or Policy #

Company 2	Contract or Policy #

Company 3	Contract or Policy #

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal.

CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

ALLOCATE PURCHASE PAYMENTS—Unless you give us instructions for allocating subsequent Purchase Payments when you make them, we will use the Variable Account allocation in effect at that time. Use whole percentages. Percentage totals must equal 100%.

Protective Life Guaranteed Account

%	Guaranteed Account—Not available with Access XL or if the SecurePay Withdrawal Benefit® is purchased.
%	DCA Account 1—Make DCA transfers on the day (1st - 28th) of the month for months (3 - 6 months).
%	DCA Account 2—Make DCA transfers on the day (1st - 28th) of the month for months (7 - 12 months).

Sub-Accounts of the Protective Variable Annuity Separate Account

Purchase Payment	DCA Allocation	Category 1—Conservative (Minimum 35% allocation if SecurePay is selected.)	Purchase Payment	DCA Allocation	Category 3—Aggressive (Maximum 30% allocation if SecurePay is selected.)
%	%	Fidelity VIP Investment Grade Bond	%	%	Fidelity VIP Contrafund®
%	%	Franklin U. S. Government	%	%	Fidelity VIP Growth
%	%	Lord Abbett Bond Debenture	%	%	Fidelity VIP Mid Cap
%	%	OppenheimerFunds Money	%	%	Franklin Flex Cap Growth
%	%	OppenheimerFunds Strategic Bond	%	%	Franklin Small-Mid Cap Growth
%	%	Van Kampen Government	%	%	Goldman Sachs Strategic International Equity
			%	%	Goldman Sachs Structured Small Cap Equity
			%	%	Lord Abbett Growth Opportunities
		Category 2—Moderate	%	%	Lord Abbett International
		(Maximum 65% allocation if SecurePay is selected.)%		%	Lord Abbett Mid Cap Value
			%	%	MFS Growth
%	%	Fidelity VIP Equity Income	%	%	MFS New Discovery
%	%	Fidelity VIP Freedom 2015 Portfolio	%	%	MFS Research
%	%	Fidelity VIP Freedom 2020 Portfolio	%	%	MFS Utilities
%	%	Fidelity VIP Index 500%		%	OppenheimerFunds Capital Appreciation
%	%	Franklin Income	%	%	OppenheimerFunds Global Securities
%	%	Franklin Rising Dividends	%	%	OppenheimerFunds High Income
%	%	Goldman Sachs Capital Growth	%	%	OppenheimerFunds Mid Cap
%	%	Goldman Sachs Growth and Income	%	%	Templeton Foreign
%	%	Goldman Sachs Structured U. S. Equity	%	%	Templeton Global Income Securities
%	%	Lord Abbett America's Value	%	%	Templeton Growth
%	%	Lord Abbett Growth and Income	%	%	Van Kampen Capital Growth
%	%	Lord Abbett Large Cap Core	%	%	Van Kampen Enterprise
%	%	MFS Investors Growth Stock	%	%	Van Kampen Mid Cap Growth
%	%	MFS Investors Trust	%	%	Van Kampen UIF Global Real Estate
%	%	MFS Total Return	%	%	Van Kampen UIF International Growth Equity
%	%	Mutual Shares
%	%	OppenheimerFunds Main Street®
%	%	Van Kampen Comstock
%	%	Van Kampen Growth and Income
%	%	Van Kampen UIF Equity & Income

Transfer Authorizations

I authorize the company to honor my telephone instructions for transfers among the investment options.
I authorize the company to honor my agent's telephone instructions for transfers among the investment options.

Portfolio Rebalancing:    Must be completed if SecurePay Withdrawal Benefit is selected.

Rebalance to my current Variable Account allocation      quarterly      semi-annually      annually on the          day (1st - 28th) of the month.

For California Residents Age 60 and Older—The consequences of allocating my initial Purchase Payment to the Sub-Accounts on the Effective Date with respect to the Contract's "Right to Cancel" provision have been explained to me and I understand them.

I instruct the Company to allocate my initial Purchase Payment as indicated above on the Contract Effective Date.

OPTIONAL BENEFITS AND FEATURES—Not Required. Select the options to be included in your Contract.

Optional Death Benefit:    Not available if any Owner or Annuitant is age 76 or older.

Maximum Anniversary Value with CoverPay® Fee	Maximum Anniversary Value with ValuPay® Fee

SecurePay Withdrawal Benefit®:    You may purchase SecurePay now or use RightTimesm to purchase it prior to the oldest Owner's or Annuitant's 86th birthday.    * SecurePay R72sm is not available if an Owner or Annuitant is younger than age 55.

SecurePay	SecurePay with GMAB

* SecurePayR72sm	* SecurePayR72sm with GMAB

Automatic Purchase Plan:    Not available if Partial Automatic Withdrawals are selected. Attach a voided check or deposit ticket.

Draft $          per      month or       quarter from my account on the          day (1st - 28th) of the month and apply to my Contract.

Partial Automatic Withdrawals:    Not available if Automatic Purchase Plan is selected. Attach a voided check or deposit ticket and complete Federal Tax Withholding on Non-Periodic Annuity Payments form # LAD-1133. If not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

Withdraw $          per      month or       quarter from the Contract on the          day (1st - 28th) of the month and deposit to my account.

SPECIAL REMARKS

SUITABILITY

Did you receive a current prospectus for this annuity?	Yes	No
Do you believe the annuity meets your financial needs and objectives?	Yes	No

SIGNATURES
I understand this application will be part of the annuity contract. The information I provide is true and correct to the best of my knowledge and belief. The company will treat my statements as representations and not warranties. The company may accept instructions from any Owner on behalf of all Owners.

Variable annuities involve risk, including the possible loss of principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount.

Application signed at: (City & State)	on (Date)	.

Owner 1:	Owner 2:	Annuitant:

Federal law requires the following notice: We may request or obtain additional information to establish or verify your identity.

PRODUCER REPORT—This section must be completed and signed by the agent for the Contract to be issued.

To the best of your knowledge and belief . . .

Does the applicant have any existing annuity contract or life insurance policy?	Yes	No
Does this annuity change or replace an existing annuity contract or life insurance policy?	Yes	No

I have determined the suitability of this annuity to the applicant's financial situation and objectives by inquiring into the applicant's:

financial status	tax status	investment objectives	other relevant information.

Producer Remarks:

Type of unexpired government issued photo I.D. used to verify applicant's identity:	#

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Agent Signature:	Print Agent Name:

Agent #	Brokerage:

Florida Agent License # (if applicable)	Phone #

     A         B         C         D

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  Exhibit 5(c)